NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First Street
	San Jose, CA 95112-4598	January 24, 2007
For Immediate Release
Contact:	Marty Kropelnicki (408) 367-8200 (analysts)
Shannon Dean (310) 257-1435 (media)
CALIFORNIA WATER SERVICE GROUP BOARD OF DIRECTORS
DECLARES 249TH CONSECUTIVE QUARTERLY DIVIDEND AND
40TH CONSECUTIVE ANNUAL DIVIDEND INCREASE
Annual Stockholders’ Meeting Set for April 25, 2007
          SAN JOSE, CA – At its meeting today, the California Water Service Group (NYSE : CWT) Board of Directors declared the company’s 249th consecutive quarterly dividend, increasing the annual dividend from $1.15 to $1.16. This represents the company’s 40th consecutive annual dividend increase. The quarterly dividend of $0.2900 per common share is payable on February 16, 2007, to stockholders of record on February 5, 2007. The regular dividend on Series C preferred stock was also declared.
          The Board also set the date for the Annual Stockholders’ Meeting for Wednesday, April 25, 2007, to be held at the Company’s headquarters in San Jose.
          California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services. Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
          This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include: governmental and regulatory commissions’ decisions, including decisions on proper disposition of property; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies; the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph. The Company assumes no obligation to provide public updates of forward-looking statements.